Exhibit 99.2


HEALTH OUTCOMES MANAGEMENT, INC. ANNOUNCES SYMBOL CHANGE,
NAME CHANGE, REVERSE SPLIT AND REINCORPORATION

Jersey City, New Jersey, September 6, 2005 - Health Outcomes Management, Inc. (OTC Bulletin Board: HOMI) today announced that effective with the opening of trading on September 7, 2005: (i) its new trading symbol on the OTC Bulletin Board will be "HDHL", (ii) its corporate name will change to Hudson Holding Corporation, (iii) a reverse split of its common stock in a ratio of 1-for-8 will become effective, and (iv) its corporate domicile will change from Minnesota to Delaware.

As previously announced on July 29, 2005, at a special meeting of the Company's shareholders held on July 26, 2005, a majority of the Company's shareholders approved, among other items, the change of the Company's name to Hudson Holding Corporation, a reverse split of the Company's common stock in a ratio of between 1-for-5 and 1-for-8, to be determined at the discretion of the Company's Board of Directors and the Company's reincorporation from Minnesota into Delaware.


Prior to the reverse split the Company had 164,545,391 shares of its common stock outstanding and after taking into account the 1-for-8 reverse split will have approximately 20,568,174 shares of its common stock outstanding.

PURPOSE OF REVERSE STOCK SPLIT

Our board of directors approved the proposal authorizing the reverse stock split for the following reasons:
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      o   our board of directors believes a higher stock price may help generate investor interest in the company;
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      o   our board of directors believes this action will attract additional investment in the company; and
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      o   our board of directors believes this action is the next logical step in the process of restructuring the company to align our outstanding shares of capital stock with our existing financial condition and operations to provide an opportunity for potential realization of stockholder value, which is currently subject to the dilutive effects of our capital structure.
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POTENTIAL INCREASED INVESTOR INTEREST

On September 2, 2005, our common stock closed at $0.14 per share. In approving the proposal authorizing the reverse stock split, our board of directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our board of directors believes that most investment funds are reluctant to invest in lower priced stocks.



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THERE ARE RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT, INCLUDING THAT THE
REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF OUR COMMON STOCK OR THAT ANY INCREASE IN THE PER SHARE PRICE OF OUR COMMON STOCK
WILL NOT BE SUSTAINED.
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We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that:

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      o   the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split, or the old shares; and
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      o   the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks.
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The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. After the reverse stock split is effected, if the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.
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About Hudson Holding Corporation:


Hudson Holding Corporation owns 100% of the issued and outstanding capital stock of Hudson Securities, Inc. ("Hudson"), which represents all of its operations. Hudson is a registered broker-dealer with the National Association of Securities Dealers, Inc. and SIPC. Hudson is an OTC market maker, making markets in approximately 7,000 securities. Hudson currently has 76 employees, 63 of which are position and sales traders.


Note on Forward-Looking Statements:


Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Hudson Holding Corporation undertakes no obligation to update publicly any forward-looking statements.